Exhibit 99.1

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Strong Fiscal 2017 Second Quarter Results
Q2 FY17 (all from continuing operations):

•	On a GAAP basis, EPS of $1.39, up nine percent versus the prior year; operating margin of 19.8 percent, down 110 basis points versus the prior year

•
Adjusted EPS of $1.43*, up four percent versus prior year; adjusted operating margin of 20.5 percent and adjusted EBITDA margin of 32.9 percent, down 150 and 300 basis points, respectively, versus the prior year

•
Maintaining fiscal 2017 adjusted EPS guidance of $6.00 to $6.25, which at the midpoint, represents a nine percent increase over the prior year; fiscal 2017 third quarter adjusted EPS guidance of $1.55 to $1.60, which at the midpoint, also represents a nine percent increase over the prior year

•	Completed the sale of the Performance Materials Division for $3.8 billion, resulting in a $1.8 billion after-tax book gain in discontinued operations

•
Awarded expanded supply to Marathon Petroleum in Garyville, Louisiana; started-up first phase of hydrogen/ASU project in India; brought onstream first phase of new facilities serving South Korea fab; brought two China plants onstream

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures. These exclude the discontinued operations of the former Materials Technologies (MT) segment and Energy-from-Waste and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

LEHIGH VALLEY, Pa. (April 27, 2017) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $304 million and diluted earnings per share (EPS) from continuing operations of $1.39, both up nine percent versus the prior year, for its fiscal second quarter ended March 31, 2017.
For the quarter, on a non-GAAP basis, adjusted net income from continuing operations of $314 million was up five percent versus prior year, and adjusted diluted earnings per share from continuing operations of $1.43 was up four percent versus prior year.
Second quarter sales of $1,980 million increased eleven percent from the prior year, as seven percent higher volumes and five percent favorable energy pass-through were partially offset by one percent unfavorable currency. Volumes were positive in Asia, North America and Europe, while continued progress on the Jazan project was partially offset by lower LNG activity. Taken together, the Industrial Gas regions increased overall volumes by two percent. Pricing was flat with the prior year.
For the quarter, on a GAAP basis, operating income of $391 million increased five percent. Operating margin of 19.8 percent decreased 110 basis points versus prior year.
Adjusted operating income of $406 million increased four percent, and adjusted EBITDA of $652 million increased two percent over the prior year. Adjusted operating margin of 20.5 percent and adjusted EBITDA margin of 32.9 percent decreased 150 and 300 basis points, respectively, from the prior year, as productivity actions were more than offset by higher energy pass-through, increased maintenance costs, and higher power costs. Adjusted EBITDA margin was negatively impacted 140 basis points by higher energy pass through and by 120 basis points due to sale of equipment business mix; excluding these impacts, underlying adjusted margin decreased by only 40 basis points from the prior year. GAAP ROCE of 10.7 percent increased 10 basis points over the prior year. Adjusted ROCE increased 70 basis points to 12.3 percent.

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Commenting on the results for the quarter, Seifi Ghasemi, chairman, president and chief executive officer, said, “For the twelfth consecutive quarter, Air Products reported higher adjusted EPS growth versus prior year. This performance is entirely due to the commitment and dedication of our people around the world as they continue implementing our strategic Five-Point Plan. We had excellent safety performance, and despite the margin decline, our adjusted EPS increased four percent versus prior year and adjusted ROCE increased 70 basis points to 12.3 percent," he said.

Second Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $890 million increased twelve percent versus prior year on nine percent higher energy pass-through. Higher volumes, higher pricing and favorable currency each contributed one percent. Segment operating income of $225 million was flat, while adjusted EBITDA of $354 million increased four percent, as productivity actions were offset by higher maintenance costs supporting planned customer outages. Segment operating margin of 25.2 percent decreased 280 basis points, and adjusted EBITDA margin of 39.7 percent decreased 300 basis points from the prior year, primarily due to higher energy pass-through; excluding energy pass-through, operating margin decreased 90 basis points.

•
Industrial Gases – EMEA sales of $414 million decreased two percent versus last year, as three percent higher energy pass-through and one percent higher volumes were more than offset by six percent unfavorable currency. Pricing was flat. Segment operating income of $87 million decreased four percent and adjusted EBITDA of $136 million decreased six percent from the prior year; on a constant currency basis, both operating income and adjusted EBITDA increased, as productivity actions and positive volumes more than offset the impact from higher power costs and planned maintenance outages. Segment operating margin of 20.9 percent decreased 40 basis points and adjusted EBITDA margin of 32.9 percent decreased 160 basis points from the prior year, primarily due to higher energy pass-through.

•
Industrial Gases – Asia sales of $436 million increased seven percent versus prior year, as volume growth of eight percent was partially offset by one percent unfavorable currency. Pricing was flat. Segment operating income of $112 million increased seven percent and adjusted EBITDA of $174 million increased two percent, driven by higher volumes. Segment operating margin of 25.7 was flat, and adjusted EBITDA margin of 40 percent declined 200 basis points from the prior year, primarily due to the ramp-up of utility pass-through volumes.

Non-GAAP results for the Company in the fiscal second quarter of 2017 exclude expenses of $10.3 million, or $0.03 per share, for cost reduction actions, and $4.1 million, or $0.01 per share, for pension settlement costs. See reconciliation of non-GAAP measures starting on page four.

Outlook
Ghasemi said, "Air Products continues to operate from a position of strength. Cash generation and disciplined capital allocation drive long-term value, and Air Products has a significant amount of cash to invest in our core industrial gases business. In fact, over the next three years, we expect to have approximately $8 billion to deploy in strategic, high-return opportunities to create shareholder value.
"However, we maintain our cautious outlook for economic activity around the world, since we have not seen any concrete evidence to allow us to make a different prediction. At the same time, we are driving productivity and cost actions in our business to deliver on our commitments," he said.
Air Products continues to expect fiscal 2017 adjusted EPS of $6.00 to $6.25, which at midpoint, represents an increase of nine percent over last year. For the fiscal 2017 third quarter, Air Products expects adjusted EPS from continuing operations of $1.55 to $1.60 per share, which at midpoint, also represents an increase of nine percent over last year.
The capital expenditure forecast for fiscal year 2017 is approximately $1 billion on a GAAP and non-GAAP basis.
Management has provided adjusted EPS guidance on a continuing operations basis. While it is likely that we will incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Access the Q2 earnings teleconference scheduled for 10:00 a.m. Eastern Time on April 27 by calling (719) 325-2216 and entering passcode 5845902, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2016 sales of $7.5 billion from continuing operations in 50 countries and has a current market capitalization of approximately $30 billion. Approximately 16,000 employees are making Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this release is furnished. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions (including, as to the United Kingdom and Europe, the impact of “Brexit”) and supply and demand dynamics in market segments into which the Company sells; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the inability to eliminate stranded costs previously allocated to the Company’s Electronic Materials and Performance Materials divisions which have been divested and other unexpected impacts of the divestitures including tax impacts; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; our ability to execute the projects in our backlog; asset impairments due to economic conditions or specific events; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures, including reputational impacts; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2016. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, Air Products has executed its strategic plan to restructure the Company and, as part of this plan, is now focusing on the Company’s core Industrial Gases businesses, which will continue to result in significant cost reduction and asset actions that we believe are important for investors to understand separately from the performance of the underlying business. The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.

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CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 31 March
2017 vs. 2016	Operating Income	Operating Margin(A)		Income Tax Provision(B)	Net Income	Diluted EPS
2017 GAAP	$391.2	19.8%		$94.5	$304.4	$1.39
2016 GAAP	371.6	20.9%		93.5	278.9	1.28
Change GAAP	$19.6	(110	)bp	$1.0	$25.5	$.11
% Change GAAP	5%				9%	9%
2017 GAAP	$391.2	19.8%		$94.5	$304.4	$1.39
Cost reduction and asset actions	10.3	.5%		3.1	7.2	.03
Pension settlement loss	4.1	.2%		1.5	2.6	.01
2017 Non-GAAP Measure	$405.6	20.5%		$99.1	$314.2	$1.43
2016 GAAP	$371.6	20.9%		$93.5	$278.9	$1.28
Business separation costs	7.4	.4%		(1.5)	8.9	.04
Cost reduction and asset actions	10.7	.6%		1.9	8.8	.04
Pension settlement loss	2.0	.1%		.7	1.3	.01
2016 Non-GAAP Measure	$391.7	22.0%		$94.6	$297.9	$1.37
Change Non-GAAP Measure	$13.9	(150	)bp	$4.5	$16.3	$.06
% Change Non-GAAP Measure	4%				5%	4%

	Continuing Operations
	Six Months Ended 31 March
2017 vs. 2016	Operating Income	Operating Margin(A)		Income Tax Provision(B)	Net Income	Diluted EPS
2017 GAAP	$719.3	18.6%		$172.9	$556.0	$2.53
2016 GAAP	744.1	20.4%		189.9	559.8	2.57
Change GAAP	$(24.8)	(180	)bp	$(17.0)	$(3.8)	$(.04)
% Change GAAP	(3)%				(1)%	(2)%
2017 GAAP	$719.3	18.6%		$172.9	$556.0	$2.53
Business separation costs	30.2	.8%		3.7	26.5	.12
Tax costs associated with business separation	—	—%		(2.7)	2.7	.01
Cost reduction and asset actions	60.3	1.6%		11.9	48.4	.23
Pension settlement loss	4.1	.1%		1.5	2.6	.01
2017 Non-GAAP Measure	$813.9	21.1%		$187.3	$636.2	$2.90
2016 GAAP	$744.1	20.4%		$189.9	$559.8	$2.57
Business separation costs	19.4	.5%		(1.5)	20.9	.09
Cost reduction and asset actions	10.7	.3%		1.9	8.8	.04
Pension settlement loss	2.0	.1%		.7	1.3	.01
2016 Non-GAAP Measure	$776.2	21.3%		$191.0	$590.8	$2.71
Change Non-GAAP Measure	$37.7	(20	)bp	$(3.7)	$45.4	$.19
% Change Non-GAAP Measure	5%				8%	7%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2017	Q1	Q2	Q3	Q4	Q2 YTD Total
Income from Continuing Operations (A)	$258.2	$310.1			$568.3
Add: Interest expense	29.5	30.5			60.0
Less: Other non-operating income (expense), net	—	9.7			9.7
Add: Income tax provision	78.4	94.5			172.9
Add: Depreciation and amortization	206.1	211.8			417.9
Add: Business separation costs	30.2	—			30.2
Add: Cost reduction and asset actions	50.0	10.3			60.3
Add: Pension settlement loss	—	4.1			4.1
Adjusted EBITDA	$652.4	$651.6			$1,304.0
2016	Q1	Q2	Q3	Q4	Q2 YTD Total
Income from Continuing Operations (A)	$287.2	$284.7	$255.7	$294.4	$571.9
Add: Interest expense	22.2	25.7	35.1	32.2	47.9
Add: Income tax provision	96.4	93.5	145.9	96.8	189.9
Add: Depreciation and amortization	214.7	213.9	213.5	212.5	428.6
Add: Business separation costs	12.0	7.4	9.5	21.7	19.4
Add: Cost reduction and asset actions	—	10.7	13.2	10.6	10.7
Add: Pension settlement loss	—	2.0	1.0	2.1	2.0
Add: Loss on extinguishment of debt	—	—	—	6.9	—
Adjusted EBITDA	$632.5	$637.9	$673.9	$677.2	$1,270.4

(A)	Includes net income attributable to noncontrolling interests.

2017 vs. 2016	Q1	Q2	Q2 YTD Total
Change GAAP
Income from continuing operations change	$(29.0)	$25.4	$(3.6)
Income from continuing operations % change	(10)%	9%	(1)%
Change Non-GAAP
Adjusted EBITDA change	$19.9	$13.7	$33.6
Adjusted EBITDA % change	3%	2%	3%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 31 March 2017
Operating income (loss)	$224.5		$86.5		$112.0		$22.8	$(40.2)	$405.6
Operating margin	25.2%		20.9%		25.7%				20.5%
Three Months Ended 31 March 2016
Operating income (loss)	$223.5		$90.0		$105.0		$(10.8)	$(16.0)	$391.7
Operating margin	28.0%		21.3%		25.7%				22.0%
Operating income (loss) change	$1.0		$(3.5)		$7.0		$33.6	$(24.2)	$13.9
Operating income (loss) % change	—%		(4)%		7%		311%	(151)%	4%
Operating margin change	(280	) bp	(40	) bp	—				(150	) bp
NON-GAAP MEASURE
Three Months Ended 31 March 2017
Operating income (loss)	$224.5		$86.5		$112.0		$22.8	$(40.2)	$405.6
Add: Depreciation and amortization	116.0		41.6		49.3		1.7	3.2	211.8
Add: Equity affiliates' income	13.0		8.3		12.9		—	—	34.2
Adjusted EBITDA	$353.5		$136.4		$174.2		$24.5	$(37.0)	$651.6
Adjusted EBITDA margin	39.7%		32.9%		40.0%				32.9%
Three Months Ended 31 March 2016
Operating income (loss)	$223.5		$90.0		$105.0		$(10.8)	$(16.0)	$391.7
Add: Depreciation and amortization	109.8		48.2		48.8		1.8	5.3	213.9
Add: Equity affiliates' income	7.7		7.2		17.4		—	—	32.3
Adjusted EBITDA	$341.0		$145.4		$171.2		$(9.0)	$(10.7)	$637.9
Adjusted EBITDA margin	42.7%		34.5%		42.0%				35.9%
Adjusted EBITDA change	$12.5		$(9.0)		$3.0		$33.5	$(26.3)	$13.7
Adjusted EBITDA % change	4%		(6)%		2%		372%	(246)%	2%
Adjusted EBITDA margin change	(300	) bp	(160	) bp	(200	) bp			(300	) bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Six Months Ended 31 March 2017
Operating income (loss)	$448.3		$174.5		$230.1		$31.0	$(70.0)	$813.9
Operating margin	25.6%		21.4%		26.3%				21.1%
Six Months Ended 31 March 2016
Operating income (loss)	$435.1		$182.3		$222.3		$(30.1)	$(33.4)	$776.2
Operating margin	26.6%		21.2%		27.0%				21.3%
Operating income (loss) change	$13.2		$(7.8)		$7.8		$61.1	$(36.6)	$37.7
Operating income (loss) % change	3%		(4)%		4%		203%	(110)%	5%
Operating margin change	(100	) bp	20	bp	(70	) bp			(20	) bp
NON-GAAP MEASURE
Six Months Ended 31 March 2017
Operating income (loss)	$448.3		$174.5		$230.1		$31.0	$(70.0)	$813.9
Add: Depreciation and amortization	227.8		83.8		96.0		3.7	6.6	417.9
Add: Equity affiliates' income	27.7		17.8		26.4		.3	—	72.2
Adjusted EBITDA	$703.8		$276.1		$352.5		$35.0	$(63.4)	$1,304.0
Adjusted EBITDA margin	40.1%		33.9%		40.3%				33.8%
Six Months Ended 31 March 2016
Operating income (loss)	$435.1		$182.3		$222.3		$(30.1)	$(33.4)	$776.2
Add: Depreciation and amortization	218.8		95.0		100.7		3.9	10.2	428.6
Add: Equity affiliates' income (loss)	22.2		14.8		29.1		(.5)	—	65.6
Adjusted EBITDA	$676.1		$292.1		$352.1		$(26.7)	$(23.2)	$1,270.4
Adjusted EBITDA margin	41.4%		33.9%		42.8%				34.9%
Adjusted EBITDA change	$27.7		$(16.0)		$.4		$61.7	$(40.2)	$33.6
Adjusted EBITDA % change	4%		(5)%		—%		231%	(173)%	3%
Adjusted EBITDA margin change	(130	) bp	—		(250	) bp			(110	) bp
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2017	2016	2017	2016
Segment total	$405.6	$391.7	$813.9	$776.2
Business separation costs	—	(7.4)	(30.2)	(19.4)
Cost reduction and asset actions	(10.3)	(10.7)	(60.3)	(10.7)
Pension settlement loss	(4.1)	(2.0)	(4.1)	(2.0)
Consolidated Total	$391.2	$371.6	$719.3	$744.1

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INCOME TAXES
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Effective Tax Rate
	Three Months Ended 31 March		Six Months Ended 31 March
	2017	2016	2017	2016
Income Tax Provision — GAAP	$94.5	$93.5	$172.9	$189.9
Income From Continuing Operations Before Taxes — GAAP	$404.6	$378.2	$741.2	$761.8
Effective Tax Rate — GAAP	23.4%	24.7%	23.3%	24.9%
Income Tax Provision — GAAP	$94.5	$93.5	$172.9	$189.9
Business separation costs	—	(1.5)	3.7	(1.5)
Tax costs associated with business separation	—	—	(2.7)	—
Cost reduction and asset actions	3.1	1.9	11.9	1.9
Pension settlement loss	1.5	.7	1.5	.7
Income Tax Provision — Non-GAAP Measure	$99.1	$94.6	$187.3	$191.0
Income From Continuing Operations Before Taxes — GAAP	$404.6	$378.2	$741.2	$761.8
Business separation costs	—	7.4	30.2	19.4
Cost reduction and asset actions	10.3	10.7	60.3	10.7
Pension settlement loss	4.1	2.0	4.1	2.0
Income From Continuing Operations Before Taxes — Non-GAAP Measure	$419.0	$398.3	$835.8	$793.9
Effective Tax Rate — Non-GAAP Measure	23.7%	23.8%	22.4%	24.1%

CAPITAL EXPENDITURES
We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities if the arrangement qualifies as a capital lease.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 31 March		Six Months Ended 31 March
	2017	2016	2017	2016
Capital expenditures for continuing operations – GAAP basis	$293.1	$226.4	$541.1	$473.5
Capital lease expenditures	1.8	11.3	5.8	18.6
Capital expenditures – Non-GAAP basis	$294.9	$237.7	$546.9	$492.1
We expect capital expenditures for fiscal year 2017 to be approximately $1,000 on a GAAP and non-GAAP basis.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. On a non-GAAP basis, the GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest less noncontrolling interests and total assets of discontinued operations.

	2017		2016				2015
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Net income from continuing operations attributable to Air Products	$304.4	$251.6	$289.4	$250.3	$278.9	$280.9	$273.7	$221.5
Interest expense	30.5	29.5	32.2	35.1	25.7	22.2	22.7	28.1
Interest expense tax impact	(7.1)	(6.9)	(8.0)	(12.7)	(6.3)	(5.6)	(5.4)	(6.8)
Interest expense, after-tax	23.4	22.6	24.2	22.4	19.4	16.6	17.3	21.3
Net income attributable to noncontrolling interests of continuing operations	5.7	6.6	5.0	5.4	5.8	6.3	4.1	12.3
Earnings After-Tax—GAAP	$333.5	$280.8	$318.6	$278.1	$304.1	$303.8	$295.1	$255.1

Disclosed items, after-tax
Business separation costs	$—	$26.5	$19.3	$6.5	$8.9	$12.0	$7.5	$—
Tax costs associated with business separation	—	2.7	4.1	47.7	—	—	—	—
Cost reduction and asset actions	7.2	41.2	7.2	8.7	8.8	—	47.2	33.0
Pension settlement loss	2.6	—	1.4	.6	1.3	—	4.2	.8
Gain on land sales	—	—	—	—	—	—	(28.3)	—
Loss on extinguishment of debt	—	—	4.3	—	—	—	14.2	—
Earnings After-Tax—Non-GAAP	$343.3	$351.2	$354.9	$341.6	$323.1	$315.8	$339.9	$288.9

Total Capital
Short-term borrowings	$122.3	$156.1	$935.8	$1,043.0	$1,478.5	$1,539.4	$1,494.3	$1,082.9	$1,259.4
Current portion of long-term debt	420.5	873.3	365.4	714.9	763.6	403.1	430.6	80.1	151.2
Long-term debt	3,300.4	3,289.0	3,909.7	3,908.1	3,556.9	3,853.0	3,931.0	4,669.1	4,488.7
Total Debt	3,843.2	4,318.4	5,210.9	5,666.0	5,799.0	5,795.5	5,855.9	5,832.1	5,899.3
Total Equity	9,420.2	7,261.1	7,213.4	7,180.2	7,053.1	7,499.0	7,381.1	7,731.3	7,476.3
Redeemable noncontrolling interest	—	—	—	—	—	—	—	277.9	280.0
Noncontrolling interests of discontinued operations	—	—	(33.9)	(32.9)	(33.0)	(32.1)	(32.0)	(35.7)	(34.6)
Assets of discontinued operations	(9.8)	(860.2)	(1,968.5)	(1,762.0)	(1,707.1)	(2,599.2)	(2,556.6)	(2,572.6)	(2,410.1)
Total Capital	$13,253.6	$10,719.3	$10,421.9	$11,051.3	$11,112.0	$10,663.2	$10,648.4	$11,233.0	$11,210.9

Earnings After Tax—GAAP	$1,211.0				$1,158.1
Five-quarter average total capital	11,311.6				10,973.5
ROCE—GAAP	10.7%				10.6%
Change GAAP Measure	10bp

Earnings After Tax—Non-GAAP	$1,391.0				$1,267.7
Five-quarter average total capital	11,311.6				10,973.5
ROCE—Non-GAAP	12.3%				11.6%
Change Non-GAAP Measure	70bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. It is likely that we will incur additional costs for items such as cost reduction and asset actions and pension settlements in future periods. However, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q3	Full Year
2016 GAAP	$1.15	$5.04
Business separation costs	.03	.21
Tax costs associated with business separation	.22	.24
Cost reduction and asset actions	.04	.11
Pension settlement loss	—	.02
Loss on extinguishment of debt	—	.02
2016 Non-GAAP Measure	$1.44	$5.64
2017 Non-GAAP Outlook	1.55–1.60	6.00–6.25
Change Non-GAAP	.11–.16	.36–.61
% Change Non-GAAP	8%–11%	6%–11%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	31 March		31 March
(Millions of dollars, except for share data)	2017	2016	2017	2016
Sales	$1,980.1	$1,777.4	$3,862.6	$3,643.7
Cost of sales	1,403.8	1,213.0	2,721.9	2,508.9
Selling and administrative	177.9	167.8	343.6	341.7
Research and development	14.8	18.2	29.9	35.1
Business separation costs	—	7.4	30.2	19.4
Cost reduction and asset actions	10.3	10.7	60.3	10.7
Pension settlement loss	4.1	2.0	4.1	2.0
Other income (expense), net	22.0	13.3	46.7	18.2
Operating Income	391.2	371.6	719.3	744.1
Equity affiliates’ income	34.2	32.3	72.2	65.6
Interest expense	30.5	25.7	60.0	47.9
Other non-operating income (expense), net — Refer to Note 1	9.7	—	9.7	—
Income From Continuing Operations Before Taxes	404.6	378.2	741.2	761.8
Income tax provision	94.5	93.5	172.9	189.9
Income From Continuing Operations	310.1	284.7	568.3	571.9
Income (Loss) From Discontinued Operations, net of tax	1,825.6	(750.2)	1,873.8	(665.4)
Net Income (Loss)	2,135.7	(465.5)	2,442.1	(93.5)
Net Income Attributable to Noncontrolling Interests of Continuing Operations	5.7	5.8	12.3	12.1
Net Income Attributable to Noncontrolling Interests of Discontinued Operations	—	2.0	—	4.1
Net Income (Loss) Attributable to Air Products	$2,130.0	$(473.3)	$2,429.8	$(109.7)
Net Income Attributable to Air Products
Income from continuing operations	$304.4	$278.9	$556.0	$559.8
Income (Loss) from discontinued operations	1,825.6	(752.2)	1,873.8	(669.5)
Net Income (Loss) Attributable to Air Products	$2,130.0	$(473.3)	$2,429.8	$(109.7)
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.40	$1.29	$2.55	$2.59
Income (Loss) from discontinued operations	8.38	(3.48)	8.61	(3.10)
Net Income (Loss) Attributable to Air Products	$9.78	$(2.19)	$11.16	$(.51)
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.39	$1.28	$2.53	$2.57
Income (Loss) from discontinued operations	8.31	(3.45)	8.53	(3.08)
Net Income (Loss) Attributable to Air Products	$9.70	$(2.17)	$11.06	$(.51)
Weighted Average Common Shares – Basic (in millions)	217.9	216.1	217.8	215.9
Weighted Average Common Shares – Diluted (in millions)	219.7	217.9	219.6	217.8
Dividends Declared Per Common Share – Cash	$.95	$.86	$1.81	$1.67
Other Data from Continuing Operations
Depreciation and amortization	$211.8	$213.9	$417.9	$428.6
Capital expenditures – Refer to page 9	$294.9	$237.7	$546.9	$492.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 March	30 September
(Millions of dollars)	2017	2016
Assets
Current Assets
Cash and cash items	$1,869.3	$1,293.2
Short-term investments	1,423.2	—
Trade receivables, net	1,176.3	1,146.2
Inventories	322.8	255.0
Contracts in progress, less progress billings	68.8	64.6
Prepaid expenses	61.9	93.9
Other receivables and current assets	362.0	538.2
Current assets of discontinued operations	9.8	926.2
Total Current Assets	5,294.1	4,317.3
Investment in net assets of and advances to equity affiliates	1,296.3	1,283.6
Plant and equipment, at cost	18,716.2	18,660.2
Less: accumulated depreciation	10,518.0	10,400.5
Plant and equipment, net	8,198.2	8,259.7
Goodwill, net	827.2	845.1
Intangible assets, net	377.6	387.9
Noncurrent capital lease receivables	1,147.9	1,221.7
Other noncurrent assets	730.2	671.0
Noncurrent assets of discontinued operations	—	1,042.3
Total Noncurrent Assets	12,577.4	13,711.3
Total Assets	$17,871.5	$18,028.6
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,490.6	$1,652.2
Accrued income taxes	544.8	117.9
Short-term borrowings	122.3	935.8
Current portion of long-term debt	420.5	365.4
Current liabilities of discontinued operations	24.1	211.8
Total Current Liabilities	2,602.3	3,283.1
Long-term debt	3,300.4	3,909.7
Other noncurrent liabilities	1,897.9	1,816.5
Deferred income taxes	650.7	710.4
Noncurrent liabilities of discontinued operations	—	1,095.5
Total Noncurrent Liabilities	5,849.0	7,532.1
Total Liabilities	8,451.3	10,815.2
Air Products Shareholders’ Equity	9,317.4	7,079.6
Noncontrolling Interests	102.8	133.8
Total Equity	9,420.2	7,213.4
Total Liabilities and Equity	$17,871.5	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	31 March
(Millions of dollars)	2017	2016
Operating Activities
Net income (loss)	$2,442.1	$(93.5)
Less: Net income attributable to noncontrolling interests of continuing operations	12.3	12.1
Less: Net income attributable to noncontrolling interests of discontinued operations	—	4.1
Net income (loss) attributable to Air Products	2,429.8	(109.7)
(Income) Loss from discontinued operations	(1,873.8)	669.5
Income from continuing operations attributable to Air Products	556.0	559.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	417.9	428.6
Deferred income taxes	(68.6)	80.0
Undistributed earnings of unconsolidated affiliates	(31.5)	(7.4)
Gain on sale of assets and investments	(6.5)	(2.3)
Share-based compensation	18.5	16.4
Noncurrent capital lease receivables	45.4	40.6
Write-down of long-lived assets associated with restructuring	45.7	—
Other adjustments	34.0	37.8
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(53.8)	46.1
Inventories	20.7	(1.1)
Contracts in progress, less progress billings	(5.0)	(38.3)
Other receivables	118.4	(54.4)
Payables and accrued liabilities	(178.6)	(191.5)
Other working capital	(51.4)	(24.3)
Cash Provided by Operating Activities	861.2	890.0
Investing Activities
Additions to plant and equipment	(532.2)	(472.0)
Investment in and advances to unconsolidated affiliates	(8.9)	(1.5)
Proceeds from sale of assets and investments	13.5	38.1
Purchases of investments	(1,823.2)	—
Proceeds from investments	400.0	—
Other investing activities	(1.6)	(1.0)
Cash Used for Investing Activities	(1,952.4)	(436.4)
Financing Activities
Long-term debt proceeds	1.3	—
Payments on long-term debt	(469.7)	(65.6)
Net decrease in commercial paper and short-term borrowings	(816.6)	(1.6)
Dividends paid to shareholders	(374.0)	(349.1)
Proceeds from stock option exercises	19.9	35.5
Other financing activities	(22.7)	(21.0)
Cash Used for Financing Activities	(1,661.8)	(401.8)
Discontinued Operations
Cash (used for) provided by operating activities	(520.8)	182.1
Cash provided by (used for) investing activities	3,750.6	(127.3)
Cash provided by (used for) investing activities	69.5	(6.8)
Cash Provided by Discontinued Operations	3,299.3	48.0
Effect of Exchange Rate Changes on Cash	(7.8)	6.9
Increase in Cash and Cash Items	538.5	106.7
Cash and Cash Items – Beginning of Year	1,330.8	206.4
Cash and Cash Items – End of Period	$1,869.3	$313.1
Less: Cash and Cash Items – Discontinued Operations	—	26.4
Cash and Cash Items – Continuing Operations	$1,869.3	$286.7
Supplemental Cash Flow Information
Cash paid for taxes, net of refunds (Inclusive of $509.7 and $27.8 related to discontinued operations for 2017 and 2016, respectively)	$784.7	$177.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 31 March 2017
Sales	$890.1	$414.2	$435.9	$216.5	$23.4	$1,980.1
Operating income (loss)	224.5	86.5	112.0	22.8	(40.2)	405.6
Depreciation and amortization	116.0	41.6	49.3	1.7	3.2	211.8
Equity affiliates' income	13.0	8.3	12.9	—	—	34.2
Three Months Ended 31 March 2016
Sales	$798.1	$421.8	$407.9	$86.6	$63.0	$1,777.4
Operating income (loss)	223.5	90.0	105.0	(10.8)	(16.0)	391.7
Depreciation and amortization	109.8	48.2	48.8	1.8	5.3	213.9
Equity affiliates' income	7.7	7.2	17.4	—	—	32.3

Six Months Ended 31 March 2017
Sales	$1,754.0	$813.9	$874.2	$364.4	$56.1	$3,862.6
Operating income (loss)	448.3	174.5	230.1	31.0	(70.0)	813.9
Depreciation and amortization	227.8	83.8	96.0	3.7	6.6	417.9
Equity affiliates' income	27.7	17.8	26.4	.3	—	72.2
Six Months Ended 31 March 2016
Sales	$1,634.4	$861.4	$822.5	$190.9	$134.5	$3,643.7
Operating income (loss)	435.1	182.3	222.3	(30.1)	(33.4)	776.2
Depreciation and amortization	218.8	95.0	100.7	3.9	10.2	428.6
Equity affiliates' income (loss)	22.2	14.8	29.1	(.5)	—	65.6
Total Assets
31 March 2017	$5,898.8	$3,100.8	$4,248.1	$328.9	$4,285.1	$17,861.7
30 September 2016	5,896.7	3,178.6	4,232.7	367.6	2,384.5	16,060.1
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2017	2016	2017	2016
Segment total	$405.6	$391.7	$813.9	$776.2
Business separation costs	—	(7.4)	(30.2)	(19.4)
Cost reduction and asset actions	(10.3)	(10.7)	(60.3)	(10.7)
Pension settlement loss	(4.1)	(2.0)	(4.1)	(2.0)
Consolidated Total	$391.2	$371.6	$719.3	$744.1
Below is a reconciliation of segment total assets to consolidated total assets:

	31 March	30 September
Total Assets	2017	2016
Segment total	$17,861.7	$16,060.1
Discontinued operations	9.8	1,968.5
Consolidated Total	$17,871.5	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. MATERIALS TECHNOLOGIES SEPARATION
On 16 September 2015, the Company announced plans to separate its Materials Technologies business, which contained two divisions, the Electronic Materials Division (EMD) and Performance Materials Division (PMD), into an independent publicly traded company and distribute to Air Products shareholders all of the shares of the new public company in a tax-free distribution (a “spin-off”). Versum Materials, Inc., or Versum, was formed as the new company to hold the Materials Technologies business subject to the spin-off. On 6 May 2016, the Company entered into an agreement to sell certain subsidiaries and assets comprising PMD to Evonik Industries AG. As a result, the Company moved forward with the planned spin-off of Versum containing only EMD. The spin-off was completed on 1 October 2016.
On 3 January 2017, we completed the sale of PMD to Evonik Industries AG for $3.8 billion in cash subject to customary post-closing adjustments, including working capital. A gain of $2,870 ($1,833 after-tax, or $8.34 per share) was recognized on the sale in the second quarter of fiscal year 2017. A portion of the proceeds from the sale have been included in "Short-term investments" on the consolidated balance sheets. Associated interest income has been reflected on the consolidated income statements as “Other non-operating income (expense), net."
Both EMD and PMD are reflected in our consolidated financial statements as discontinued operations for all periods presented.
For the six months ended 31 March 2017, we incurred separation costs of $30.2 ($26.5 after-tax, or $.12 per share), primarily related to legal and advisory costs associated with these transactions. No business separation costs were incurred during the second quarter of fiscal year 2017. The costs are reflected on the consolidated income statements as “Business separation costs.” A significant portion of these costs were not tax deductible because they were directly related to the plan for the tax-free spin-off of Versum. In addition, our income tax provision for the six months ended 31 March 2017 includes additional tax expense of $2.7 ($.01 per share) related to the spin-off during the first quarter of fiscal year 2017.
The results of the Corporate and other segment include stranded costs related to the presentation of EMD and PMD as discontinued operations. The majority of these costs are expected to be reimbursed to Air Products pursuant to short-term transition services agreements under which Air Products will provide transition services to Versum for EMD and to Evonik for PMD.
2. COST REDUCTION AND ASSET ACTIONS
For the three months ended 31 March 2017, we recognized an expense of $10.3 ($7.2 after-tax, or $.03 per share) for severance and other benefits related to cost reduction actions. For the six months ended 31 March 2017, we recognized a net expense of $60.3 ($48.4 after-tax, or $.23 per share). This expense included $45.7 from the first quarter write-down of an air separation unit in the Industrial Gases – EMEA segment that was constructed mainly to provide oxygen to one of the Energy-from-Waste plants and expense for severance and other benefits.
3. PENSION SETTLEMENT
Certain of our pension plans provide for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after their retirement date. A participant's vested benefit is considered settled upon cash payment of the lump sum. We recognize pension settlement losses when cash payments exceed the sum of the service and interest cost components of net periodic benefit cost of the plan for the fiscal year. During the second quarter of fiscal year 2017, we recognized a pension settlement loss of $4.1 ($2.6 after-tax, or $.01 per share) to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss associated with the U.S. Supplementary Pension Plan. We expect that additional settlement losses will be recognized during the second half of fiscal year 2017.

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4. ENERGY-FROM-WASTE
During the second quarter of fiscal year 2016, the Board of Directors approved the Company’s exit of its Energy-from-Waste (EfW) business. As a result, efforts to start up and operate its two EfW projects located in Tees Valley, United Kingdom, had been discontinued and a loss on disposal of $945.7 ($846.6 after-tax) was recorded to write down plant assets to their estimated net realizable value and record a liability for plant disposition and other costs.
During the first quarter of fiscal year 2017, we determined that it is unlikely for a buyer to assume the remaining assets and contract obligations, including the related land lease. As a result, we recorded an additional loss of $59.3 ($47.1 after-tax) in results of discontinued operations, of which $53.0 was recorded primarily for land lease obligations and $6.3 was recorded to update our estimate of the net realizable value of the plant assets as of 31 December 2016. There have been no changes to our estimates during the second quarter of fiscal year 2017.
5. NEW ACCOUNTING GUIDANCE
In March 2016, the Financial Accounting Standards Board (FASB) issued an update to simplify the accounting for employee share-based payments, including the income tax impacts, the classification on the statement of cash flows, and forfeitures. We elected to early adopt this guidance in the first quarter of fiscal year 2017. The new guidance requires excess tax benefits and deficiencies to be recognized in the income statement rather than in additional paid-in capital on the balance sheet. As a result of applying this change prospectively, we recognized $2.7 and $9.7 of excess tax benefits in our provision for income taxes during the three and six months ended 31 March 2017, respectively.